Exhibit 99.1
Contact:
Neenah, Inc.
Kyle Anderson
Vice President, Corporate Strategy and Investor Relations
(678) 518-3278
investors@neenah.com

Neenah Reports Record Sales and Improved Margins for the First Quarter 2022
Robust demand and pricing actions drive top line performance
Sequential improvement in margins, increasing by over 100 bps versus Q4 2021
Strong execution with clear progress towards near- and long-term strategic goals
Announced agreement to merge with SWM, accelerating growth, creating compelling synergies and scale

ALPHARETTA, GEORGIA — May 4, 2022 — Neenah, Inc. (NYSE: NP) today reported first quarter 2022 results.

First Quarter Highlights
•Record net sales of $284.8 million, up 25 percent from the prior year, reflecting selling price actions to recover input costs and higher volume in both segments. Excluding the effects of the April 2021 Itasa acquisition and a facility closure, net sales were 12 percent higher.
•Record net sales in Technical Products of $185.6 million were 28 percent higher than the prior year period. Excluding the effects of Itasa and the facility closure, net sales were 6 percent higher.
•Net sales in Fine Paper and Packaging of $99.2 million, up 21 percent from the prior year, with strong organic growth in all categories.
•As expected, operating income remained pressured by unprecedented increases in input and distribution costs and labor shortages. EBIT declined from $13.6 million in the first quarter of 2021 to $12.2 million this quarter. Excluding $12.5 million of unusual items in 2021 and $6.5 million in 2022, Adjusted EBITDA this quarter was $30.3 million compared to $35.7 million in the prior year.
•Earnings per diluted common share of $0.34 compared to $0.49 in the first quarter of 2021. Adjusted earnings per share of $0.63 this quarter compared to $1.04 in the prior year.
•In January, a fire occurred at our Brownville, New York manufacturing facility. Operations were fully restored before quarter-end, but the impact of repair costs and margin from lost sales was approximately $2 million.
•Neenah reaffirms its full-year 2022 earnings guidance of $135-145 million Adjusted EBITDA, an increase of 15-25% over prior year.
•On March 28, Neenah announced it has entered into a definitive all-stock merger of equals agreement with Schweitzer-Mauduit International, Inc. (NYSE: SWM). The combination is expected to form a global leader in specialty materials with combined annual revenues of approximately $3 billion and generate highly achievable, initial cost synergies of $65 million. The Form S-4 is planned to be filed by SWM shortly, and the transaction is on track to close in the second half of 2022.

Adjusted earnings per share and Adjusted EBITDA are non-GAAP measures used to enhance understanding and comparability of year-on-year results. Details of adjusting items and a reconciliation to comparable GAAP measures are included later in this release.

"We started 2022 from a position of strength, with record sales supported by strong demand in our growth platforms of Filtration, Specialty Coatings, Packaging and Industrial Solutions. We took an aggressive commercial approach to drive price, improve mix and ensure continuity of supply for our customers,” said Julie Schertell, Chief Executive Officer. “Our pricing actions have now begun to offset input costs, with benefits expected to continue to expand over the course of the year. Our operational excellence program is also delivering value to help counterweigh some of the macroeconomic challenges. Manufacturing costs improved sequentially throughout the quarter, but still remain above our historical levels due to the Brownville fire and inefficiencies related to supply chain challenges and new operating labor. Importantly, despite these near-term headwinds, we expect to see the gradual improvements in our operating rates in the upcoming quarters.”

Ms. Schertell added, “As we head into the second quarter, we continue to aggressively implement actions to offset the rising raw materials, energy and chemical costs. We have announced additional pricing initiatives that will be effective in the second quarter, as well as R&D reformulations that will enable us to utilize different chemistries for our products, offsetting some of the supply and chemical shortages in the market. We are also pleased that our acquisition and expansion into the release liner market has demonstrated a continued pace of record performance ahead of our expectations. Our strategy is clear, and we are delivering on the core elements of our plan.”

Ms. Schertell concluded, “During the quarter, we also took a significant step in realizing our long-term growth strategy with the announced merger with SWM, which will create a global leader in specialty materials. This merger amplifies our strategy with complimentary manufacturing capabilities, product portfolios, and geographies, and also accelerates growth, delivers compelling synergies and provides increased scale to create value for our shareholders. Once completed, we look forward to integrating our teams and capturing the significant synergies, while focusing on strong cash generation that supports a meaningful dividend and provides an expedited path to deleveraging.”

Conference Call
A conference call and webcast to discuss first quarter earnings and other matters of interest will be held as noted below. Investors and participants who wish to actively participate in the call should register for the earnings call in advance by visiting the Direct Entry link https://conferencingportals.com/event/ifkvGAXk. After registering, instructions will be shared on how to join the call and can also be accessed as follows:

Participant Toll-Free Dial-In Number: (888) 330-2398
Participant Toll Dial-In Number: (240) 789-2709
Conference ID: 21621

An archive of the webcast will be available on company’s website under Presentations & Events / Event Archive. In addition, a replay of the call will be available until May 12, 2022 and can be accessed by calling (800) 770-2030 or (647) 362-9199 and entering access code 21621.

About Neenah
Neenah is a leading global manufacturer of specialty materials serving customers across six continents, with headquarters in Alpharetta, Georgia. We are focused on growing in filtration media, specialty coatings, engineered materials and imaging & packaging. Our materials are in various products used every day, such as transportation and water filters, premium packaging of spirits, technology and beauty products, industrial labels, tapes and abrasives, and digital printing for high-end apparel. To learn more, please visit www.neenah.com.

NEENAH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Net Sales	$284.8	$227.0
Cost of products sold	236.5	177.4
Gross Profit	48.3	49.6
Selling, general and administrative expenses	30.3	24.3
Acquisition-related costs	5.3	12.0
Asset restructuring costs	0.6	—
COVID-19 costs	0.6	0.5
Other income, net	(0.7)	(0.8)
Operating Income	12.2	13.6
Interest expense, net	5.0	3.1
Income Before Income Taxes	7.2	10.5
Provision for income taxes	1.5	2.2
Net Income	$5.7	$8.3

Earnings Per Common Share
Basic	$0.34	$0.49
Diluted	$0.34	$0.49

Weighted Average Common Shares Outstanding (in thousands)
Basic	16,808	16,835
Diluted	16,852	16,873

NEENAH, INC. AND SUBSIDIARIES
BUSINESS SEGMENT DATA
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Net Sales:
Technical Products	$185.6	$145.2
Fine Paper and Packaging	99.2	81.8
Consolidated	$284.8	$227.0

Operating Income (Loss):
Technical Products	$12.1	$19.2
Fine Paper and Packaging	11.9	12.7
Unallocated Corporate	(11.8)	(18.3)
Consolidated	$12.2	$13.6

Reconciliation to GAAP Measures

The Company will report adjustments to GAAP figures when they are believed to improve the comparability and understanding of results. A reconciliation of Adjusted EBITDA measures to comparable GAAP measures is provided below:

RECONCILIATION OF OPERATING INCOME TO ADJUSTED EBITDA
(Millions)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Technical Products
GAAP operating income	$12.1	$19.2
Acquisition-related costs	0.2	—
Asset restructuring costs	0.6	—
Other restructuring and non-routine costs	—	0.2
COVID-19 costs	—	0.1
Adjusted Operating Income	12.9	19.5
Depreciation and amortization of intangible assets and stock compensation	7.3	5.4
Adjusted EBITDA	20.2	24.9

Fine Paper and Packaging
GAAP operating income	11.9	12.7
Other restructuring and non-routine costs	—	(0.2)
COVID-19 costs	0.1	0.3
Adjusted Operating Income	12.0	12.8
Depreciation and amortization of intangible assets and stock compensation	2.5	2.5
Adjusted EBITDA	14.5	15.3

Unallocated Corporate Costs
GAAP Operating Loss	(11.8)	(18.3)
Acquisition-related costs	5.1	12.0
COVID-19 costs	0.5	0.1
Adjusted Operating Loss	(6.2)	(6.2)
Depreciation and amortization of intangible assets and stock compensation	1.8	1.7
Adjusted EBITDA	(4.4)	(4.5)

Consolidated
GAAP operating income	12.2	13.6
Acquisition-related costs	5.3	12.0
Asset restructuring costs	0.6	—
COVID-19 costs	0.6	0.5
Adjusted Operating Income	18.7	26.1
Depreciation and amortization of intangible assets and stock compensation	11.6	9.6
Adjusted EBITDA	$30.3	$35.7

Reconciliation to GAAP Measures

A reconciliation of adjusted income measures to comparable GAAP measures is provided below:

(Unaudited)	Three Months Ended March 31,
($ Millions, except share and per share data)	2022	2021
GAAP Operating Income	$12.2	$13.6
Acquisition-related costs	5.3	12.0
Asset restructuring costs	0.6	—
COVID-19 costs	0.6	0.5
Adjusted Operating Income	$18.7	$26.1

GAAP Net Income	$5.7	$8.3
Acquisition-related costs	4.0	9.0
Asset restructuring costs	0.4	—
COVID-19 costs	0.5	0.4
Adjusted Net Income	$10.6	$17.7

GAAP Earnings per Diluted Common Share	$0.34	$0.49
Acquisition-related costs	0.24	0.53
Asset restructuring costs	0.02	—
COVID-19 costs	0.03	0.02
Adjusted Earnings per Diluted Common Share	$0.63	$1.04

Diluted Shares (in thousands)	16,852	16,873

 NEENAH, INC. AND SUBSIDIARIES
SELECTED BALANCE SHEET DATA
(In millions)
(Unaudited)

	March 31, 2022	December 31, 2021
ASSETS
Current Assets
Cash and cash equivalents	$25.2	$23.9
Accounts receivable - net	165.1	142.3
Inventories	148.3	138.5
Assets held for sale	10.5	10.5
Prepaid and other current assets	30.0	31.8
Total Current Assets	379.1	347.0
Property, Plant and Equipment - net	291.5	295.5
Finance Lease Right-of-Use Assets	20.2	20.8
Operating Lease Right-of-Use Assets	17.6	17.8
Deferred Income Taxes	28.0	25.1
Goodwill	195.6	198.6
Intangible Assets - net	150.3	154.6
Over-funded Employee Benefit Plan	10.8	9.5
Other Noncurrent Assets	12.7	12.8
Total Assets	$1,105.8	$1,081.7

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Debt payable within one year	$5.7	$6.4
Finance lease liabilities payable within one year	0.8	0.8
Operating lease liabilities payable within one year	3.3	3.3
Accounts payable	114.5	97.4
Liabilities held for sale	0.5	0.5
Accrued expenses	64.1	66.6
Total Current Liabilities	188.9	175.0
Long-term Debt	456.7	434.9
Finance lease liabilities, noncurrent	19.9	20.4
Operating lease liabilities, noncurrent	15.7	15.9
Noncurrent Employee Benefits	75.9	77.7
Deferred Income Taxes	37.1	38.2
Other Noncurrent Obligations	3.8	3.6
Total Liabilities	798.0	765.7
Stockholders’ Equity	307.8	316.0
Total Liabilities and Stockholders’ Equity	$1,105.8	$1,081.7

NEENAH, INC. AND SUBSIDIARIES
SELECTED CASH FLOW DATA
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Operating Activities
Net Income	$5.7	$8.3
Depreciation and amortization	10.6	8.6
Stock-based compensation	1.7	1.5
Deferred income tax benefit	(3.3)	(2.4)
Loss on foreign currency forward contracts	—	6.2
Decrease (increase) in working capital	(16.3)	0.5
Pension and other postretirement benefits	(0.8)	(2.0)
Other	0.4	—
Net cash provided by (used in) operating activities	(2.0)	20.7

Investing Activities
Capital expenditures	(8.3)	(4.8)
Other	(0.1)	(0.2)
Net cash used in investing activities	(8.4)	(5.0)

Financing Activities
Long-term borrowings	41.2	0.2
Repayments of long-term debt	(20.6)	(1.4)
Debt issuance costs	—	(1.4)
Cash dividends paid	(8.0)	(8.0)
Shares purchased	(0.2)	(0.4)
Other	(0.2)	—
Net cash provided by (used in) financing activities	12.2	(11.0)

Effect of exchange rates on cash and cash equivalents	(0.5)	(0.8)
Net increase in cash and cash equivalents	1.3	3.9
Cash and cash equivalents, beginning of the year	23.9	37.1
Cash and cash equivalents, end of period	$25.2	$41.0

Forward-Looking Statements
Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which SWM and Neenah operate and beliefs of and assumptions made by SWM management and Neenah management, involve uncertainties that could significantly affect the financial condition, results of operations, business plans and the future performance of SWM, Neenah or the combined company. Words such as “believes,” “anticipates,” “expects,” “assumes,” “outlook,” “intends,” “targeted,” “estimates,” “forecasts,” “projects,” “plans,” “may,” “could,” “should,” “would,” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying these statements. Such forward-looking statements include, but are not limited to, statements about the strategic rationale and financial benefits of the transaction, including expected future financial and operating results and the combined company’s plans, objectives, expectations and intentions. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to projections of revenue, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; statements of plans and objectives of SWM or Neenah or their respective management or Board of Directors, including those relating to products or services; and statements of future economic performance — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and therefore actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. In addition to factors previously disclosed in SWM’s and Neenah’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”) and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of SWM and Neenah to terminate the merger agreement; the outcome of any legal proceedings that may be instituted against SWM, Neenah or their respective directors; the ability to obtain regulatory approvals and meet other closing conditions to the merger on a timely basis or at all, including the risk that regulatory approvals required for the merger are not obtained on a timely basis or at all, or are obtained subject to conditions that are not anticipated or that could adversely affect the combined company or the expected benefits of the transaction; the ability to obtain approval by SWM shareholders and Neenah shareholders on the expected terms and schedule; difficulties and delays in integrating SWM and Neenah businesses; failing to fully realize anticipated cost savings and other anticipated benefits of the merger when expected or at all; business disruptions from the proposed merger that will harm SWM’s or Neenah’s business, including current plans and operations; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger, including as it relates to SWM’s or Neenah’s ability to successfully renew existing client contracts on favorable terms or at all and obtain new clients; the substantial indebtedness SWM expects to incur and assume in connection with the proposed transaction and the need to generate sufficient cash flows to service and repay such debt; the possibility that SWM may be unable to achieve expected synergies and operating efficiencies within the expected time-frames or at all and to successfully integrate Neenah’s operations with those of SWM; failing to comply with the applicable laws or legal or regulatory developments; inflation, currency and interest rate fluctuations; the ability of SWM or Neenah to retain and hire key personnel; the diversion of management’s attention from ongoing business operations; the duration and effects of the COVID-19 pandemic, general economic and business conditions, particularly in the context of the COVID-19 pandemic; increases in maintenance and operating costs; security threats; reliance on technology and related cybersecurity risk; trade restrictions or other changes to international trade arrangements; transportation of hazardous materials; various events which could disrupt operations, including geopolitical events, wars, conflicts, illegal blockades of rail networks, and natural events such as severe weather, droughts, fires, floods and earthquakes; climate change; labor negotiations and disruptions; environmental claims; uncertainties of investigations, proceedings or other types of claims and litigation; risks and liabilities arising from derailments; timing and completion of capital programs; uncertainty as to the long-term value of the common stock of SWM following the merger, including the dilution caused by SWM’s issuance of additional shares of its common stock in connection with the transaction; the continued availability of capital and financing following the merger; the business, economic and political conditions in the markets in which SWM and Neenah operate; and events beyond SWM’s or Neenah’s control, such as acts of terrorism.

Any forward-looking statements speak only as of the date of this communication or as of the date they were made, and neither SWM nor Neenah undertakes any obligation to update forward-looking statements. For a more detailed discussion of these factors, also see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in SWM’s and Neenah’s most recent annual reports on Form 10-K for the year ended December 31, 2021, and any material updates to these factors contained in any of SWM’s and Neenah’s future filings with the SEC.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainties of estimates, forecasts and projections and may be better or worse than projected and such differences could be material. Given these uncertainties, you should not place any reliance on these forward-looking statements. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Additional Information and Where to Find It
In connection with the proposed merger, SWM will file with the SEC a registration statement on Form S-4 to register the shares of SWM’s common stock to be issued in connection with the merger. The registration statement will include a joint proxy statement/prospectus which will be sent to the shareholders of SWM and Neenah seeking their approval of their respective transaction-related proposals. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE RELATED JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER, WHEN THEY BECOME AVAILABLE, BECAUSE THEY DO AND WILL CONTAIN IMPORTANT INFORMATION ABOUT SWM, NEENAH AND THE PROPOSED MERGER.

Investors and security holders may obtain copies of these documents free of charge through the website maintained by the SEC at www.sec.gov or from SWM at its website, www.swmintl.com, or from Neenah at its website, www.neenah.com. Documents filed with the SEC by SWM will be available free of charge by accessing SWM’s website at www.swmintl.com under the heading Investor Relations, or, alternatively, by directing a request by telephone or mail to SWM at 100 North Point Center East, Suite 600, Alpharetta, Georgia 30022, Attention: Investor Relations (1-800-514-0186), and documents filed with the SEC by Neenah will be available free of charge by accessing Neenah’s website at www.neenah.com under the heading Investor Relations or, alternatively, by directing a request by telephone or mail to Neenah at 3460 Preston Ridge Road, Alpharetta, Georgia 30005, Attention: Investor Relations: (678-566-6500).

Participants in the Solicitation
SWM and Neenah and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Neenah and SWM in connection with the proposed merger under the rules of the SEC. Information about SWM’s directors and executive officers is available in SWM’s proxy statement dated March 18, 2022 for its 2022 Annual Meeting of Shareholders. Information about Neenah’s directors and executive officers is available in Neenah’s proxy statement dated April 8, 2022 for its 2022 Annual Meeting of Shareholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the merger when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the SEC’s website at www.sec.gov or from Neenah or SWM using the sources indicated above.

No Offer or Solicitation
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.